UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

Old Line Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction) of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 8-Other Events

Item 8.01 Other Events.

On March 4, 2015, Old Line Bancshares, Inc. (the “Registrant”) entered into a stock repurchase plan with a registered broker-dealer under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, pursuant to which the broker-dealer will have the authority to repurchase on the Registrant’s behalf up to 500,000 shares of its outstanding common stock through March 4, 2016, unless the repurchase plan is terminated earlier in accordance with its terms.  The timing and extent of the repurchases under the repurchase plan are subject to certain price, market volume and other constraints specified in the plan.  The repurchase plan was established in accordance with the Registrant’s previously-announced authorization by its board approving the Registrant’s repurchase of up to 500,000 of its outstanding shares of common stock.

Also, on March 6, 2015, the Registrant’s operating subsidiary, Old Line Bank, cancelled its stock in the Federal Reserve Bank of Richmond thus terminating its status as a member of the Federal Reserve System.  As a result, its primary regulator will be the Federal Deposit Insurance Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: March 6, 2015	By: /s/Elise M. Hubbard
Elise M. Hubbard, Senior Vice President and Chief Financial Officer